Exhibit 99.2

POWERSECURE SELECTED TO EXPAND SERVICE TO MAJOR UTILITY

WAKE FOREST, N.C. – November 6, 2013 – PowerSecure International, Inc. (NYSE: POWR) today announced that one of the largest electric utilities in the country has notified the company that they have selected PowerSecure to serve as one of their new partners to provide transmission infrastructure service on their power grid.

PowerSecure began serving this utility customer on a limited basis in late 2012 and, through its work in 2013, has earned the opportunity to become a regular, long-term service provider.

Now that the utility has formally selected PowerSecure for this role, specific volumes of ongoing work will be determined in the coming quarters. The company estimates that in 2014 and 2015 it could be asked to double its work volumes and could realize $25-$35 million of revenue annually from this expanded relationship.

PowerSecure will not add this potential new business to its revenue backlog until the volume of work is determined.

“We are grateful to have earned the trust and confidence of this important utility partner,” said Sidney Hinton, chief executive officer of PowerSecure. “The opportunity to significantly expand our work with this utility is a direct reflection of the quality of service we have delivered on our initial projects, and we are committed to earning their business every day by continuing to provide PowerSecure’s gold standard service.”

“Our exceptional team, enhanced balance sheet and terrific track record of safety and performance all position PowerSecure strongly to compete for and win larger opportunities to serve our utility partners,” Hinton added.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite area light and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103